Exhibit 99.1

RING ENERGY ANNOUNCES THIRD QUARTER 2023 RESULTS AND UPDATES FOURTH QUARTER 2023 GUIDANCE

~ Matches Record for Generating Quarterly Adjusted EBITDA ~
~ Benefiting from Solid Industry Backdrop, Targeted Capital Spending Program and Recently Completed Acquisition ~
~ Closed on Sale of Non-Core Operated New Mexico Assets on September 27, 2023 ~

The Woodlands, TX – November 2, 2023 – Ring Energy, Inc. (NYSE American: REI) (“Ring” or the “Company”) today reported operational and financial results for the third quarter of 2023. In addition, the Company updated its guidance for the fourth quarter of 2023 and announced the successful sale of its non-core operated New Mexico properties that closed on September 27, 2023.
Third Quarter 2023 Highlights
•Closed on the previously announced acquisition of the Founders Oil & Gas IV, LLC (“Founders” and the “Founders Acquisition”) assets on August 15, 2023. The total cash paid was $50.0 million, which was net of preliminary purchase price adjustments, plus a remaining deferred cash payment estimated to be approximately $11.9 million due in December 2023;
•Grew average sales volumes to 17,509 barrels of oil equivalent per day (“Boe/d”) (69% oil) from 17,271 Boe/d (69% oil) for the second quarter of 2023;
◦Positively impacting sequential quarterly sales volumes was the Founders Acquisition and the continued success of the Company’s 2023 development program;
◦Partially offsetting the overall increase in sales volumes from the second quarter of 2023 were several unanticipated and temporary downtime events at certain third-party natural gas processing facilities affecting natural gas and natural gas liquids (“NGLs”) sales, and downtime due to a tank battery fire that led to a three week outage of oil, natural gas, and associated NGLs sales at that battery;

◦The Company exited the third quarter of 2023 at a production rate in excess of 19,000 Boe/d;
•Reported a net loss of $7.5 million, or $(0.04) per diluted share, in the third quarter of 2023, versus net income of $28.8 million, or $0.15 per diluted share, in the second quarter of 2023;
◦Third quarter 2023 included a loss on derivative contracts of $39.2 million, while second quarter 2023 included a gain on derivative contracts of $3.3 million;
◦Third quarter 2023 also included a benefit from income taxes of $3.4 million, while second quarter 2023 included a benefit for income taxes of $6.4 million;
•Achieved Adjusted Net Income1 of $26.3 million, or $0.13 per diluted share, for the third quarter of 2023 versus $28.0 million, or $0.14 per diluted share, in the second quarter of 2023;
•Generated record Adjusted EBITDA1 of $58.6 million for the third quarter of 2023 — a 10% increase from $53.5 million in the second quarter of 2023, matching the record set in this year’s first quarter;
•Increased Net Cash Provided by Operating Activities by 28% to $55.4 million in the third quarter of 2023 from $43.4 million in the second quarter;
•Produced Adjusted Free Cash Flow1 of $6.1 million versus $12.6 million in the second quarter of 2023, remaining cash flow positive for the 16th consecutive quarter;
•Ended the third quarter of 2023 with $428.0 million in outstanding borrowings on the Company’s credit facility, including a pay-down of $19.0 million net of the $50.0 million borrowed to fund the Founders Acquisition;
◦Liquidity as of September 30, 2023 was $171.4 million and the Leverage Ratio2 was 1.69x;
•Stepped up the 2023 development program in the third quarter with the drilling of 11 wells and the completion of eight wells, of which five wells came online late in the period,
1A non-GAAP financial measure; see “Non-GAAP Financial Information” section in this release for more information including reconciliations to the most comparable GAAP measures.
2 Refer to the “Non-GAAP Information” section in this release for calculation of the Leverage Ratio based on our Credit Agreement. The Leverage Ratio of 1.69x includes an estimated $11.9 million deferred cash payment due in December 2023 for the Founders Acquisition, which is $15.0 million less anticipated purchase price adjustments. Excluding the deferred payment in the calculation results in a Leverage Ratio of 1.64x.

that are expected to positively impact the fourth quarter. As a result, capital expenditures increased to $42.4 million from $31.6 million in the second quarter;
•Completed the sale of its non-core operated New Mexico assets to a private buyer on September 27, 2023 for $4.5 million (the “New Mexico Asset Transaction”) resulting in net proceeds of approximately $3.8 million; and
•Updated guidance for the fourth quarter of 2023 based on the Company’s outlook for sales volumes, operating expenses and capital spending.
Mr. Paul D. McKinney, Chairman of the Board and Chief Executive Officer, commented, “Our third quarter results benefited from an improved overall oil and gas commodity pricing environment and the impact of the Founders Acquisition. This backdrop helped drive record Adjusted EBITDA, which was a 10% increase over the second quarter despite the unanticipated and temporary downtime events that modestly lowered sales below previous guidance. Another indicator of our success during the third quarter was our repayment of $19 million in debt excluding borrowings associated with funding the Founders Acquisition.”
Mr. McKinney concluded, “Looking to the balance of the year and into 2024, we anticipate the current pricing environment continuing, benefiting from our stepped up third quarter capital spending program, and realizing a full quarter’s production from the Founders Acquisition. This should lead to a strong fourth quarter and position us for an excellent start to the new year. We will continue to remain focused on improving our balance sheet and the pursuit of accretive acquisitions. We intend to achieve both through the proper allocation of our excess cash from operations, the sale of additional non-core assets, and the continued discipline and diligence associated with evaluating potential acquisition candidates. The recent dispositions of our Delaware Basin and New Mexico assets are examples of our commitment in this regard, with the net proceeds from both transactions used to further pay down debt. In short, executing on our value focused proven strategy and reducing debt should position us to return capital to our stockholders in the future.”
Financial Overview: For the third quarter of 2023, the Company reported a net loss of $(7.5) million, or $(0.04) per diluted share, which included a $33.9 million before-tax non-cash unrealized commodity derivative loss, $2.2 million in before-tax share-based compensation, and $(0.2) million in before-tax transaction related costs. The Company’s Adjusted Net Income (which excludes the after-tax impact of the adjustments) was $26.3 million, or $0.13 per diluted share. In the second quarter of 2023, the Company reported net income of $28.8 million, or

$0.15 per diluted share, which included a $3.1 million before-tax non-cash unrealized commodity derivative gain, $2.3 million for before-tax share-based compensation, and $0.2 million in before-tax transaction related costs. The Company’s Adjusted Net Income for the second quarter of 2023 was $28.0 million, or $0.14 per diluted share. For the third quarter of 2022, Ring reported net income of $75.1 million, or $0.49 per diluted share, which included a $47.7 million before-tax non-cash unrealized commodity derivative gain, $1.5 million in before-tax share-based compensation, and $1.1 million in before-tax transaction related costs. Adjusted Net Income in the third quarter of 2022 was $32.5 million, or $0.21 per diluted share.
Adjusted EBITDA grew 10% to $58.6 million for the third quarter of 2023 from $53.5 million for the second quarter of 2023, and 5% higher than $56.0 million for the third quarter of 2022. Third quarter 2023 Adjusted EBITDA tied the quarterly record results posted in this year’s first quarter.
Adjusted Free Cash Flow for the third quarter of 2023 was $6.1 million versus $12.6 million for the second quarter of 2023. Included was capital spending of $42.4 million in the third quarter compared to $31.6 million in the second quarter, with the increase in capital spending partially offset by the previously discussed 10% increase in Adjusted EBITDA.
Adjusted Cash Flow from Operations was $48.5 million for the third quarter of 2023 compared to $44.0 million for the second quarter of 2023 — a 10% sequential increase.
Adjusted Net Income, Adjusted EBITDA, Adjusted Free Cash Flow, and Adjusted Cash Flow from Operations are non-GAAP financial measures, which are described in more detail and reconciled to the most comparable GAAP measures, in the tables shown later in this release under “Non-GAAP Information.”
Sales Volumes, Prices and Revenues: Sales volumes for the third quarter of 2023 were 17,509 Boe/d (69% oil, 16% natural gas and 15% NGLs), or 1,610,857 Boe, compared to 17,271 Boe/d (69% oil, 16% natural gas and 15% NGLs), or 1,571,668 Boe, for the second quarter of 2023, with third quarter 2023 sales volumes partially benefiting from the Founders Acquisition and impacted by unanticipated and temporary downtime events. In the third quarter of 2022, sales volumes were 13,278 Boe/d (76% oil, 13% natural gas and 11% NGLs), or 1,221,616 Boe. Third quarter 2023 sales volumes were comprised of 1,106,531 barrels (“Bbls”) of oil, 1,567,104 thousand cubic feet (“Mcf”) of natural gas and 243,142 Bbls of NGLs.
For the third quarter of 2023, the Company realized an average sales price of $81.69 per barrel of crude oil, $0.36 per Mcf of natural gas and $11.22 per barrel of NGLs. The combined average realized sales price for the period was $58.16 per Boe, up 15% versus $50.49 per Boe for the second quarter of 2023, and down 25% from $77.28 per Boe in the third quarter of 2022. The average oil price differential the Company experienced from NYMEX WTI futures pricing in the third quarter of 2023 was a negative $0.78 per barrel of crude oil, while the average natural gas price differential from NYMEX futures pricing was a negative $2.45 per Mcf.
Revenues were $93.7 million for the third quarter of 2023 compared to $79.3 million for the second quarter of 2023 and $94.4 million for the third quarter of 2022. The 18% increase in third quarter 2023 revenues from the second quarter of 2023 was driven by higher realized pricing and sales volumes.
Lease Operating Expense (“LOE”): LOE, which includes expensed workovers and facilities maintenance, was $18.0 million, or $11.18 per Boe, in the third quarter of 2023 versus $15.9 million, or $10.14 per Boe, in the second quarter of 2023. Although $18.0 million in LOE was as budgeted, LOE per Boe for the third quarter of 2023 was slightly above guidance due to lower sales volumes related to the unanticipated and temporary downtime events previously discussed. LOE for the third quarter of 2022 was $13.0 million, or $10.67 per Boe. Contributing to the increase in absolute LOE from the second quarter was the additional expenses from the newly acquired properties and increased expensed workover activity.
Gathering, Transportation and Processing (“GTP”) Costs: As previously disclosed, due to a contractual change effective May 1, 2022, the Company no longer maintains ownership and control of natural gas through processing. As a result, GTP costs are now reflected as a reduction to the natural gas sales price and not as an expense item.
Ad Valorem Taxes: Ad valorem taxes were $1.10 per Boe for the third quarter of 2023 compared to $1.06 per Boe in the second quarter of 2023 and $0.98 per Boe for the third quarter of 2022.
Production Taxes: Production taxes were $2.95 per Boe in the third quarter of 2023 compared to $2.55 per Boe in the second quarter of 2023 and $3.74 per Boe in third quarter of 2022. Production taxes ranged between 4.8% to 5.1% of revenue for all three periods.
Depreciation, Depletion and Amortization (“DD&A”) and Asset Retirement Obligation Accretion: DD&A was $13.65 per Boe in the third quarter of 2023 versus $13.23 per Boe for the second quarter of 2023 and $11.73 per Boe in the third quarter of 2022. Asset retirement obligation accretion was $0.22 per Boe in the third quarter of 2023 compared to $0.23 per Boe for the second quarter of 2023 and $0.20 per Boe in the third quarter of 2022.
Operating Lease Expense: Operating lease expense was $138,220 for the third quarter of 2023, $115,353 for the second quarter of 2023, and $83,590 in the third quarter of 2022. These expenses are primarily associated with the Company’s office leases.
General and Administrative Expenses (“G&A”): G&A was $7.1 million ($4.40 per Boe) for the third quarter of 2023 versus $6.8 million ($4.33 per Boe) for the second quarter of 2023 and $7.4 million ($6.05 per Boe) for the third quarter of 2022. G&A, excluding non-cash share-based compensation, was $4.9 million ($3.05 per Boe) for the third quarter of 2023 versus $4.5 million ($2.89 per Boe) for the second quarter of 2023 and $5.9 million ($4.79 per Boe) for the third quarter of 2022. G&A, excluding non-cash share-based compensation and executed transaction costs was $5.1 million ($3.15 per Boe), versus $4.3 million ($2.75 per Boe) for the second quarter of 2023 and $4.7 million ($3.85 per Boe) for the third quarter of 2022 — an 18% year-over-year decrease on a per Boe basis that was substantially driven by the Company’s continued focus on controlling absolute G&A expenses as its per barrel cost profile improves through targeted acquisitions.
Interest Expense: Interest expense was $11.4 million in the third quarter of 2023 versus $10.6 million for the second quarter of 2023 and $7.0 million for the third quarter of 2022. Driving the increase was higher borrowings on the credit facility and higher interest rates.
Derivative (Loss) Gain: In the third quarter of 2023, Ring recorded a net loss of $39.2 million on its commodity derivative contracts, including a realized $5.4 million cash commodity derivative loss and an unrealized $33.9 million non-cash commodity derivative loss. This compares to a net gain of $3.3 million in the second quarter of 2023, including a realized $0.2 million cash commodity derivative gain and an unrealized $3.1 million non-cash commodity derivative gain, and a net gain on commodity derivative contracts of $32.9 million in the third quarter of 2022, including a realized $14.8 million cash commodity derivative loss and an unrealized $47.7 million non-cash commodity derivative gain.
A summary listing of the Company’s outstanding derivative positions at September 30, 2023 is included in the tables shown later in this release.
For the remainder (October through December) of 2023, the Company has approximately 593 thousand barrels of oil (approximately 49% of oil sales guidance midpoint) hedged and approximately 518 million cubic feet of natural gas (approximately 31% of natural gas sales guidance midpoint) hedged.
Income Tax: The Company recorded a non-cash income tax benefit of $3.4 million in the third quarter of 2023 versus a non-cash income tax benefit of $6.4 million in the second quarter of 2023 and a non-cash income tax provision of $4.3 million for the third quarter of 2022. The non-cash tax benefit in the second quarter of 2023 was primarily due to the partial release of the valuation allowance.
Balance Sheet and Liquidity: Total liquidity (defined as cash and cash equivalents plus borrowing base availability) at the end of the third quarter of 2023 was $171.4 million, a 16% decrease from June 30, 2023 and a 4% increase from September 30, 2022. Contributing to the overall decrease in liquidity from June 30, 2023, was cash funding for the initial deposit and closing cost totaling $50.0 million for the Founders Acquisition. Liquidity at September 30, 2023 consisted of cash and cash equivalents of $0.1 million and $171.2 million of availability under Ring’s revolving credit facility, which included a reduction of $0.8 million for letters of credit. On September 30, 2023, the Company had $428.0 million in borrowings outstanding on its credit facility that has a current borrowing base of $600.0 million. Consistent with the past, the Company is targeting further future debt reduction dependent on market conditions, the timing and level of capital spending, and other considerations.
Capital Expenditures: During the third quarter of 2023, accrued capital expenditures were $42.4 million, which was at the higher end of the Company’s guidance of $37 million to $42 million, substantially due to increased drilling activity in the third quarter than previously anticipated. The Company drilled and completed two 1-mile horizontal wells (one with a working interest of 100% and the other with a working interest of 75%) in the NWS, and three 1.5-mile horizontal wells (each with a working interest of 100%) in the CBP. Additionally, in its Crane County acreage within the CBP, the Company drilled and completed three vertical wells (each with a working interest of 100%). Lastly, the Company drilled and began the completion process on three 1-mile horizontal wells in the NWS (each with a working interest of 90%).

Quarter	Area	Wells Drilled	Wells Completed	Recompletions

1Q 2023	Northwest Shelf (Horizontal)	4	4	—
	Central Basin Platform (Vertical)	3	3	6
	Total	7	7	6

2Q 2023	Northwest Shelf (Horizontal)	4	4	—
	Central Basin Platform (Vertical)	2	2	3
	Total	6	6	3

3Q 2023	Northwest Shelf (Horizontal)	5	2	—
	Central Basin Platform (Vertical)	3	3	—
	Central Basin Platform (Horizontal)	3	3	—
	Total	11	8	—
Fourth Quarter 2023 Sales Volumes, Capital Investment and Operating Expense Guidance
For the fourth quarter of 2023, Ring is updating its previous guidance for sales volumes, capital spending and operating expense. Benefiting the fourth quarter is the expectation of a continued positive pricing environment, the stepped up capital spending program from the third quarter with five wells coming on late in the third quarter or early in the fourth quarter, and a full quarter’s production from the wells acquired in the Founders Acquisition.
Ring continues to expect fourth quarter sales volumes of 18,900 to 19,500 Boe/d (69% oil, 16% natural gas, and 15% NGLs), which includes the additional volumes expected from the stepped up capital spending program, but excludes the reduced volumes from the New Mexico asset sale. Supporting the Company’s outlook was its third quarter production exit rate in excess of 19,000 Boe/d.
The Company is now targeting total capital expenditures in the fourth quarter of 2023 of $35 million to $40 million due to increased drilling and completion activity. Additionally, the capital spending program includes funds for targeted capital workovers, infrastructure upgrades, leasing costs, and non-operated drilling, completion, and capital workovers.
All projects and estimates are based on assumed WTI oil prices of $65 to $85 per barrel. As in the past, Ring has designed its spending program with flexibility to respond to changes in commodity prices and other market conditions as appropriate.

Based on the $37.5 million mid-point of spending guidance, the Company expects the following estimated allocation of capital investments:
•72% for drilling, completion, and related infrastructure;
•22% for recompletions and capital workovers; and
•6% for land, environmental and safety, and non-operated capital.
The Company remains squarely focused on continuing to generate Adjusted Free Cash Flow in the fourth quarter with all planned capital expenditures to be fully funded by cash on hand and cash from operations. Excess Adjusted Free Cash Flow is currently targeted for further debt reduction.
The guidance in the table below represents the Company's current good faith estimate of the range of likely future results. Guidance could be affected by the factors discussed below in the "Safe Harbor Statement" section.

Q4
2023

Sales Volumes:
Total (Boe/d)	18,900 - 19,500
Mid Point (Boe/d)	19,200
Oil (%)	69%
NGLs (%)	15%
Gas (%)	16%

Capital Program:
Capital spending(1) (millions)	$35 - $40

Hz wells drilled	3 - 4
Vertical wells drilled	2 - 3
Wells completed and online	8 - 10

Operating Expenses:
LOE (per Boe)	$10.50 - $11.00
(1) In addition to Company-directed drilling and completion activities, the capital spending outlook includes funds for targeted capital workovers and infrastructure upgrades. Also included is anticipated spending for leasing costs, and non-operated drilling, completion, and capital workovers.
Conference Call Information

Ring will hold a conference call on Friday, November 3, 2023 at 11:00 a.m. ET to discuss its third quarter 2023 operational and financial results. An updated investor presentation will be posted to the Company’s website prior to the conference call.
To participate in the conference call, interested parties should dial 833-953-2433 at least five minutes before the call is to begin. Please reference the “Ring Energy Third Quarter 2023 Earnings Conference Call”. International callers may participate by dialing 412-317-5762. The call will also be webcast and available on Ring’s website at www.ringenergy.com under “Investors” on the “News & Events” page. An audio replay will also be available on the Company’s website following the call.
About Ring Energy, Inc.
Ring Energy, Inc. is an oil and gas exploration, development, and production company with current operations focused on the development of its Permian Basin assets. For additional information, please visit www.ringenergy.com.
Safe Harbor Statement
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements involve a wide variety of risks and uncertainties, and include, without limitation, statements with respect to the Company’s strategy and prospects. The forward-looking statements include statements about the expected benefits of the Founders Acquisition to Ring and its stockholders, the expected future reserves, production, financial position, business strategy, revenues, earnings, costs, capital expenditures and debt levels of the Company, and plans and objectives of management for future operations. Forward-looking statements are based on current expectations and assumptions and analyses made by Ring and its management in light of their experience and perception of historical trends, current conditions and expected future developments, as well as other factors appropriate under the circumstances. However, whether actual results and developments will conform to expectations is subject to a number of material risks and uncertainties, including but not limited to: Ring’s ability to integrate its combined operations successfully after the Founders Acquisition and achieve anticipated benefits from it; risks relating to any unforeseen liabilities of Ring or the assets acquired in the Founders Acquisition; declines in oil, natural gas liquids or natural gas prices; the level of success in exploration, development and production activities; adverse weather conditions that may negatively impact development or production activities; the timing of exploration and development expenditures; inaccuracies of reserve estimates or assumptions underlying them; revisions to reserve estimates as a result of changes in commodity prices; impacts to financial statements as a result of impairment write-downs; risks related to level of indebtedness and periodic redeterminations of the borrowing base and interest rates under the Company’s credit facility; Ring’s ability to generate sufficient cash flows from operations to meet the internally funded portion of its capital expenditures budget; the impacts of hedging on results of operations; and Ring’s ability to replace oil and natural gas reserves. Such statements are subject to certain risks and uncertainties which are disclosed in the Company’s reports filed with the Securities and Exchange Commission, including its Form 10-K for the fiscal year ended December 31, 2022, and its other filings. Ring undertakes no obligation to revise or update publicly any forward-looking statements except as required by law.
Contact Information
Al Petrie Advisors
Al Petrie, Senior Partner
Phone: 281-975-2146
Email: apetrie@ringenergy.com

RING ENERGY, INC.
Condensed Statements of Operations

	(Unaudited)			(Unaudited)
	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2023	2023	2022	2023	2022

Oil, Natural Gas, and Natural Gas Liquids Revenues	$93,681,798	$79,348,573	$94,408,948	$261,113,283	$247,551,855

Costs and Operating Expenses
Lease operating expenses	18,015,348	15,938,106	13,029,098	51,426,145	30,283,706
Gathering, transportation and processing costs	(4,530)	(1,632)	—	(6,985)	1,846,247
Ad valorem taxes	1,779,163	1,670,343	1,199,385	5,120,119	3,100,578
Oil and natural gas production taxes	4,753,289	4,012,139	4,563,519	13,173,568	11,939,338
Depreciation, depletion and amortization	21,989,034	20,792,932	14,324,502	64,053,637	34,854,993
Asset retirement obligation accretion	354,175	353,878	243,140	1,073,900	617,685
Operating lease expense	138,220	115,353	83,590	366,711	250,770
General and administrative expense	7,083,574	6,810,243	7,393,848	21,023,956	18,748,427

Total Costs and Operating Expenses	54,108,273	49,691,362	40,837,082	156,231,051	101,641,744

Income from Operations	39,573,525	29,657,211	53,571,866	104,882,232	145,910,111

Other Income (Expense)
Interest income	80,426	79,745	4	160,171	4
Interest (expense)	(11,381,754)	(10,550,807)	(7,021,385)	(32,322,840)	(13,699,045)
Gain (loss) on derivative contracts	(39,222,755)	3,264,660	32,851,189	(26,483,190)	(2,201,970)
Gain (loss) on disposal of assets	—	(132,109)	—	(132,109)	—
Other income	—	116,610	—	126,210	—
Net Other Income (Expense)	(50,524,083)	(7,221,901)	25,829,808	(58,651,758)	(15,901,011)

Income (Loss) Before Benefit from (Provision for) Income Taxes	(10,950,558)	22,435,310	79,401,674	46,230,474	130,009,100

Benefit from (Provision for) Income Taxes	3,411,336	6,356,295	(4,315,783)	7,737,688	(5,866,744)

Net Income (Loss)	$(7,539,222)	$28,791,605	$75,085,891	$53,968,162	$124,142,356

Basic Earnings (Loss) per Share	$(0.04)	$0.15	$0.65	$0.29	$1.16
Diluted Earnings (Loss) per Share	$(0.04)	$0.15	$0.49	$0.28	$0.92

Basic Weighted-Average Shares Outstanding	195,361,476	193,077,859	115,376,280	188,865,752	107,349,184
Diluted Weighted-Average Shares Outstanding	195,361,476	195,866,533	151,754,995	194,583,215	134,826,275

RING ENERGY, INC.
Condensed Operating Data
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2023	2023	2022	2023	2022

Net sales volumes:
Oil (Bbls)	1,106,531	1,079,379	932,770	3,325,323	2,338,469
Natural gas (Mcf)	1,567,104	1,557,545	952,762	4,726,056	2,408,241
Natural gas liquids (Bbls)(1)	243,142	232,698	130,052	715,832	130,052
Total oil, natural gas and natural gas liquids (Boe)(1)(2)	1,610,857	1,571,668	1,221,616	4,828,831	2,869,895
% Oil	69%	69%	76%	69%	81%

Average daily equivalent sales (Boe/d)	17,509	17,271	13,278	17,688	10,512

Average realized sales prices:
Oil ($/Bbl)	$81.69	$72.30	$92.64	$75.79	$98.16
Natural gas ($/Mcf)	0.36	(0.71)	4.89	0.11	6.10
Natural gas liquids ($/Bbls)(1)	11.22	10.35	25.68	11.97	25.68
Barrel of oil equivalent ($/Boe)	$58.16	$50.49	$77.28	$54.07	$86.26

Average costs and expenses per Boe ($/Boe):
Lease operating expenses	$11.18	$10.14	$10.67	$10.65	$10.55
Gathering, transportation and processing costs	—	—	—	—	0.64
Ad valorem taxes	1.10	1.06	0.98	1.06	1.08
Oil and natural gas production taxes	2.95	2.55	3.74	2.73	4.16
Depreciation, depletion and amortization	13.65	13.23	11.73	13.26	12.15
Asset retirement obligation accretion	0.22	0.23	0.20	0.22	0.22
Operating lease expense	0.09	0.07	0.07	0.08	0.09
General and administrative expense (including share-based compensation)	4.40	4.33	6.05	4.35	6.53
G&A (excluding share-based compensation)	3.05	2.89	4.79	3.03	4.80
G&A (excluding share-based compensation and transaction costs)	3.15	2.75	3.85	3.02	4.40

(1) Beginning July 1, 2022, revenues were reported on a three-stream basis, separately reporting crude oil, natural gas, and natural gas liquids volumes and sales. For periods prior to July 1, 2022, volumes and sales for natural gas liquids were presented with natural gas.
(2) Boe is determined using the ratio of six Mcf of natural gas to one Bbl of oil (totals may not compute due to rounding.) The conversion ratio does not assume price equivalency and the price on an equivalent basis for oil, natural gas, and natural gas liquids may differ significantly.

RING ENERGY, INC.
Condensed Balance Sheets

	(Unaudited)
	September 30, 2023	December 31, 2022
ASSETS
Current Assets
Cash and cash equivalents	$138,581	$3,712,526
Accounts receivable	45,756,047	42,448,719
Joint interest billing receivables, net	3,306,125	983,802
Derivative assets	1,845,133	4,669,162
Inventory	5,548,835	9,250,717
Prepaid expenses and other assets	2,033,013	2,101,538
Total Current Assets	58,627,734	63,166,464
Properties and Equipment
Oil and natural gas properties, full cost method	1,628,230,243	1,463,838,595
Financing lease asset subject to depreciation	3,306,372	3,019,476
Fixed assets subject to depreciation	2,946,274	3,147,125
Total Properties and Equipment	1,634,482,889	1,470,005,196
Accumulated depreciation, depletion and amortization	(353,111,293)	(289,935,259)
Net Properties and Equipment	1,281,371,596	1,180,069,937
Operating lease asset	2,644,519	1,735,013
Derivative assets	6,465,355	6,129,410
Deferred financing costs	14,199,738	17,898,973
Total Assets	$1,363,308,942	$1,268,999,797

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$110,392,713	$111,398,268
Income tax liability	264,261	—
Financing lease liability	806,993	709,653
Operating lease liability	503,420	398,362
Derivative liabilities	23,906,800	13,345,619
Notes payable	950,068	499,880
Deferred cash payment	14,783,879	14,807,276
Asset retirement obligations	279,681	635,843
Total Current Liabilities	151,887,815	141,794,901

Non-current Liabilities
Deferred income taxes	497,067	8,499,016
Revolving line of credit	428,000,000	415,000,000
Financing lease liability, less current portion	690,456	1,052,479
Operating lease liability, less current portion	2,207,248	1,473,897
Derivative liabilities	18,089,847	10,485,650
Asset retirement obligations	28,482,982	29,590,463
Total Liabilities	629,855,415	607,896,406
Commitments and contingencies
Stockholders' Equity
Preferred stock - $0.001 par value; 50,000,000 shares authorized; no shares issued or outstanding	—	—
Common stock - $0.001 par value; 450,000,000 shares authorized; 195,380,527 shares and 175,530,212 shares issued and outstanding, respectively	195,380	175,530
Additional paid-in capital	793,603,238	775,241,114
Accumulated deficit	(60,345,091)	(114,313,253)
Total Stockholders’ Equity	733,453,527	661,103,391
Total Liabilities and Stockholders' Equity	$1,363,308,942	$1,268,999,797

RING ENERGY, INC.
Condensed Statements of Cash Flows
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2023	2023	2022	2023	2022

Cash Flows From Operating Activities
Net income (loss)	$(7,539,222)	$28,791,605	$75,085,891	$53,968,162	$124,142,356
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation, depletion and amortization	21,989,034	20,792,932	14,324,503	64,053,637	34,854,993
Asset retirement obligation accretion	354,175	353,878	243,140	1,073,900	617,685
Amortization of deferred financing costs	1,258,466	1,220,385	1,095,073	3,699,235	1,483,621
Share-based compensation	2,170,735	2,260,312	1,543,033	6,374,743	4,964,188
Bad debt expense	19,656	19,315	—	41,865	—
Deferred income tax expense (benefit)	(3,585,002)	(6,548,363)	4,279,047	(8,160,712)	5,830,008
Excess tax expense (benefit) related to share-based compensation	7,886	150,877	—	158,763	—
(Gain) loss on derivative contracts	39,222,755	(3,264,660)	(32,851,189)	26,483,190	2,201,970
Cash received (paid) for derivative settlements, net	(5,350,798)	179,595	(14,861,116)	(5,829,728)	(48,593,882)
Changes in operating assets and liabilities:
Accounts receivable	(14,419,854)	5,320,051	(6,907,079)	(5,671,516)	(21,300,907)
Inventory	1,778,460	1,480,824	—	3,701,882	—
Prepaid expenses and other assets	1,028,203	(1,489,612)	(40,823)	68,525	(2,308,540)
Accounts payable	18,562,202	(5,471,391)	27,144,096	3,500,913	33,992,075
Settlement of asset retirement obligation	(105,721)	(429,567)	(881,768)	(1,025,607)	(2,548,344)
Net Cash Provided by Operating Activities	55,390,975	43,366,181	68,172,808	142,437,252	133,335,223

Cash Flows From Investing Activities
Payments for the Stronghold Acquisition	—	—	(183,359,626)	(18,511,170)	(183,359,626)
Payments for the Founders Acquisition	(49,902,757)	—	—	(49,902,757)	—
Payments to purchase oil and natural gas properties	(726,519)	(819,644)	(467,840)	(1,605,262)	(1,211,691)
Payments to develop oil and natural gas properties	(40,444,810)	(35,611,915)	(34,121,878)	(112,996,032)	(83,776,050)
Payments to acquire or improve fixed assets subject to depreciation	(183,904)	(11,324)	(66,838)	(209,798)	(158,598)
Sale of fixed assets subject to depreciation	—	332,230	—	332,230	134,600
Proceeds from divestiture of equipment for oil and natural gas properties	—	—	—	54,558	25,066
Proceeds from sale of Delaware properties	(384,225)	7,992,917	—	7,608,692	—
Proceeds from sale of New Mexico properties	4,312,502	—	—	4,312,502	—
Net Cash (Used in) Investing Activities	(87,329,713)	(28,117,736)	(218,016,182)	(170,917,037)	(268,346,299)

Cash Flows From Financing Activities
Proceeds from revolving line of credit	94,500,000	28,500,000	541,500,000	179,000,000	592,000,000
Payments on revolving line of credit	(63,500,000)	(53,500,000)	(376,500,000)	(166,000,000)	(447,000,000)
Proceeds from issuance of common stock from warrant exercises	—	8,687,655	2,400,000	12,301,596	7,563,126
Payments for taxes withheld on vested restricted shares, net	(18,302)	(141,682)	(6,790)	(294,365)	(264,484)
Proceeds from notes payable	—	1,565,071	316,677	1,565,071	1,245,303
Payments on notes payable	(462,606)	(152,397)	(333,341)	(1,114,883)	(954,082)
Payment of deferred financing costs	—	—	(18,762,502)	—	(18,762,502)
Reduction of financing lease liabilities	(191,748)	(182,817)	(103,392)	(551,579)	(334,034)
Net Cash Provided by (Used in) Financing Activities	30,327,344	(15,224,170)	148,510,652	24,905,840	133,493,327

Net Increase (Decrease) in Cash	(1,611,394)	24,275	(1,332,722)	(3,573,945)	(1,517,749)
Cash at Beginning of Period	1,749,975	1,725,700	2,223,289	3,712,526	2,408,316
Cash at End of Period	$138,581	$1,749,975	$890,567	$138,581	$890,567

RING ENERGY, INC.
Financial Commodity Derivative Positions
As of September 30, 2023

The following tables reflect the details of current derivative contracts as of September 30, 2023 (Quantities are in barrels (Bbl) for the oil derivative contracts and in million British thermal units (MMBtu) for the natural gas derivative contracts.):

	Oil Hedges (WTI)
	Q4 2023	Q1 2024	Q2 2024	Q3 2024	Q4 2024	Q1 2025	Q2 2025	Q3 2025	Q4 2025

Swaps:
Hedged volume (Bbl)	138,000	170,625	156,975	282,900	368,000	—	—	184,000	—
Weighted average swap price	$74.52	$67.40	$66.40	$65.49	$68.43	$—	$—	$73.35	$—

Deferred premium puts:
Hedged volume (Bbl)	165,600	45,500	45,500	—	—	—	—	—	—
Weighted average strike price	$83.78	$84.70	$82.80	$—	$—	$—	$—	$—	$—
Weighted average deferred premium price	$14.61	$17.15	$17.49	$—	$—	$—	$—	$—	$—

Two-way collars:
Hedged volume (Bbl)	274,285	339,603	325,847	230,000	128,800	474,750	464,100	184,000	—
Weighted average put price	$56.73	$64.20	$64.30	$64.00	$60.00	$57.06	$60.00	$65.00	$—
Weighted average call price	$70.77	$79.73	$79.09	$76.50	$73.24	$75.82	$69.85	$80.08	$—

Three-way collars:
Hedged volume (Bbl)	15,598	—	—	—	—	—	—	—	—
Weighted average first put price	$45.00	$—	$—	$—	$—	$—	$—	$—	$—
Weighted average second put price	$55.00	$—	$—	$—	$—	$—	$—	$—	$—
Weighted average call price	$80.05	$—	$—	$—	$—	$—	$—	$—	$—

	Gas Hedges (Henry Hub)
	Q4 2023	Q1 2024	Q2 2024	Q3 2024	Q4 2024	Q1 2025	Q2 2025	Q3 2025	Q4 2025

NYMEX Swaps:
Hedged volume (MMBtu)	134,102	152,113	138,053	121,587	644,946	616,199	591,725	285,200	—
Weighted average swap price	$3.35	$3.62	$3.61	$3.59	$4.45	$3.78	$3.43	$3.73	$—

Two-way collars:
Hedged volume (MMBtu)	383,587	591,500	568,750	552,000	—	—	—	285,200	—
Weighted average put price	$3.15	$4.00	$4.00	$4.00	$—	$—	$—	$3.00	$—
Call hedged volume (MMBtu)	383,587	591,500	568,750	552,000	—	—	—	285,200	—
Weighted average call price	$4.51	$6.29	$6.29	$6.29	$—	$—	$—	$4.80	$—

	Oil Hedges (basis differential)
	Q4 2023	Q1 2024	Q2 2024	Q3 2024	Q4 2024	Q1 2025	Q2 2025	Q3 2025	Q4 2025

Argus basis swaps:
Hedged volume (MMBtu)	305,000	364,000	364,000	368,000	368,000	270,000	273,000	276,000	276,000
Weighted average spread price (1)	$1.10	$1.15	$1.15	$1.15	$1.15	$1.00	$1.00	$1.00	$1.00

RING ENERGY, INC.
Financial Commodity Derivative Positions
As of September 30, 2023

	Gas Hedges (basis differential)
	Q4 2023	Q1 2024	Q2 2024	Q3 2024	Q4 2024	Q1 2025	Q2 2025	Q3 2025	Q4 2025

Waha basis swaps:
Hedged volume (MMBtu)	324,021	—	—	—	—	—	—	—	—
Weighted average spread price (1)	$0.55	$—	$—	$—	$—	$—	$—	$—	$—

El Paso Permian Basin basis swaps:
Hedged volume (MMBtu)	459,683	—	—	—	—	—	—	—	—
Weighted average spread price (1)	$0.63	$—	$—	$—	$—	$—	$—	$—	$—

(1) The oil basis swap hedges are calculated as the fixed price (weighted average spread price above) less the difference between WTI Midland and WTI Cushing, in the issue of Argus Americas Crude. The gas basis swap hedges are calculated as the Henry Hub natural gas price less the fixed amount specified as the weighted average spread price above.

RING ENERGY, INC.
Non-GAAP Financial Information

Certain financial information included in this release are not measures of financial performance recognized by accounting principles generally accepted in the United States (“GAAP”). These non-GAAP financial measures are “Adjusted Net Income”, “Adjusted EBITDA”, “Adjusted Free Cash Flow” or “AFCF,” “Adjusted Cash Flow from Operations” or “ACFFO,” “G&A Excluding Share-Based Compensation,” “G&A Excluding Share-Based Compensation and Transaction Costs,” and “Leverage Ratio.” Management uses these non-GAAP financial measures in its analysis of performance. In addition, Adjusted EBITDA is a key metric used to determine the Company’s incentive compensation awards. These disclosures may not be viewed as a substitute for results determined in accordance with GAAP and are not necessarily comparable to non-GAAP performance measures which may be reported by other companies.

Reconciliation of Net Income (Loss) to Adjusted Net Income

“Adjusted Net Income” is calculated as net income (loss) minus the estimated after-tax impact of share-based compensation, ceiling test impairment, unrealized gains and losses on changes in the fair value of derivatives, and related transaction costs. Adjusted Net Income is presented because the timing and amount of these items cannot be reasonably estimated and affect the comparability of operating results from period to period, and current period to prior periods. The Company believes that the presentation of Adjusted Net Income provides useful information to investors as it is one of the metrics management uses to assess the Company’s ongoing operating and financial performance, and also is a useful metric for investors to compare our results with our peers.

	(Unaudited for All Periods)
	Three Months Ended						Nine Months Ended
	September 30,		June 30,		September 30,		September 30,		September 30,
	2023		2023		2022		2023		2022
	Total	Per share - diluted	Total	Per share - diluted	Total	Per share - diluted	Total	Per share - diluted	Total	Per share - diluted
Net Income (Loss)	$(7,539,222)	$(0.04)	$28,791,605	$0.15	$75,085,891	$0.49	$53,968,162	$0.28	$124,142,356	$0.92

Share-based compensation	2,170,735	0.01	2,260,312	0.01	1,543,033	0.01	6,374,743	0.03	4,964,188	0.04
Unrealized loss (gain) on change in fair value of derivatives	33,871,957	0.17	(3,085,065)	(0.02)	(47,712,305)	(0.32)	20,653,462	0.11	(46,391,912)	(0.34)
Transaction costs - executed A&D	(157,641)	—	220,191	—	1,142,963	0.01	62,550	—	1,142,963	0.01
Tax impact on adjusted items	(2,059,802)	(0.01)	(171,282)	—	2,447,351	0.02	(1,752,617)	(0.01)	1,817,876	0.01

Adjusted Net Income	$26,286,027	$0.13	$28,015,761	$0.14	$32,506,933	$0.21	$79,306,300	$0.41	$85,675,471	$0.64

Diluted Weighted-Average Shares Outstanding	195,361,476		195,866,533		151,754,995		194,583,215		134,826,275

Adjusted Net Income per Diluted Share	$0.13		$0.14		$0.21		$0.41		$0.64

Reconciliation of Net Income (Loss) to Adjusted EBITDA
The Company defines “Adjusted EBITDA” as net income (loss) plus net interest expense, unrealized loss (gain) on change in fair value of derivatives, ceiling test impairment, income tax (benefit) expense, depreciation, depletion and amortization, asset retirement obligation accretion, transaction costs for executed acquisitions and divestitures (A&D), share-based compensation, loss (gain) on disposal of assets, and backing out the effect of other income. Company management believes Adjusted EBITDA is relevant and useful because it helps investors understand Ring’s operating performance and makes it easier to compare its results with those of other companies that have different financing, capital and tax structures. Adjusted EBITDA should not be considered in isolation from or as a substitute for net income, as an indication of operating performance or cash flows from operating activities or as a measure of liquidity. Adjusted EBITDA, as Ring calculates it, may not be comparable to Adjusted EBITDA measures reported by other companies. In addition, Adjusted EBITDA does not represent funds available for discretionary use.

	(Unaudited for All Periods)
	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2023	2023	2022	2023	2022
Net Income (Loss)	$(7,539,222)	$28,791,605	$75,085,891	$53,968,162	$124,142,356

Interest expense, net	11,301,328	10,471,062	7,021,381	32,162,669	13,699,041
Unrealized loss (gain) on change in fair value of derivatives	33,871,957	(3,085,065)	(47,712,305)	20,653,462	(46,391,912)
Income tax (benefit) expense	(3,411,336)	(6,356,295)	4,315,783	(7,737,688)	5,866,744
Depreciation, depletion and amortization	21,989,034	20,792,932	14,324,502	64,053,637	34,854,993
Asset retirement obligation accretion	354,175	353,878	243,140	1,073,900	617,685
Transaction costs - executed A&D	(157,641)	220,191	1,142,963	62,550	1,142,963
Share-based compensation	2,170,735	2,260,312	1,543,033	6,374,743	4,964,188
Loss (gain) on disposal of assets	—	132,109	—	132,109	—
Other income	—	(116,610)	—	(126,210)	—

Adjusted EBITDA	$58,579,030	$53,464,119	$55,964,388	$170,617,334	$138,896,058

Adjusted EBITDA Margin	63%	67%	59%	65%	56%

Reconciliations of Net Cash Provided by Operating Activities to Adjusted Free Cash Flow and Adjusted EBITDA to Adjusted Free Cash Flow
The Company defines “Adjusted Free Cash Flow” or “AFCF” as Net Cash Provided by Operating Activities less changes in operating assets and liabilities (as reflected on our statements of cash flows); plus transaction costs for executed acquisitions and divestitures; current tax expense (benefit); proceeds from divestitures of equipment for oil and natural gas properties; loss (gain) on disposal of assets; and less capital expenditures; bad debt expense; and other income. For this purpose, our definition of capital expenditures includes costs incurred related to oil and natural gas properties (such as drilling and infrastructure costs and the lease maintenance costs) but excludes acquisition costs of oil and gas properties from third parties that are not included in our capital expenditures guidance provided to investors. Our management believes that Adjusted Free Cash Flow is an important financial performance measure for use in evaluating the performance and efficiency of our current operating activities after the impact of accrued capital expenditures and net interest expense and without being impacted by items such as changes associated with working capital, which can vary substantially from one period to another. Other companies may use different definitions of Adjusted Free Cash Flow.

	(Unaudited for All Periods)
	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2023	2023	2022	2023	2022

Net Cash Provided by Operating Activities	$55,390,975	$43,366,181	$68,172,808	$142,437,252	$133,335,223
Adjustments - Condensed Statements of Cash Flows
Changes in operating assets and liabilities	(6,843,290)	589,695	(19,314,427)	(574,197)	(7,834,284)
Transaction costs - executed A&D	(157,641)	220,191	1,142,963	62,550	1,142,963
Income tax expense (benefit) - current	165,780	41,191	36,736	264,261	36,736
Capital expenditures	(42,398,484)	(31,608,483)	(40,295,388)	(113,152,655)	(110,245,399)
Proceeds from divestiture of equipment for oil and natural gas properties	—	—	—	54,558	25,066
Bad debt expense	(19,656)	(19,315)	—	(41,865)	—
Loss (gain) on disposal of assets	—	132,109	—	132,109	—
Other income	—	(116,610)	—	(126,210)	—

Adjusted Free Cash Flow	$6,137,684	$12,604,959	$9,742,692	$29,055,803	$16,460,305

	(Unaudited for All Periods)
	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2023	2023	2022	2023	2022

Adjusted EBITDA	$58,579,030	$53,464,119	$55,964,388	$170,617,334	$138,896,058

Net interest expense (excluding amortization of deferred financing costs)	(10,042,862)	(9,250,677)	(5,926,308)	(28,463,434)	(12,215,420)
Capital expenditures	(42,398,484)	(31,608,483)	(40,295,388)	(113,152,655)	(110,245,399)
Proceeds from divestiture of equipment for oil and natural gas properties	—	—	—	54,558	25,066

Adjusted Free Cash Flow	$6,137,684	$12,604,959	$9,742,692	$29,055,803	$16,460,305

Reconciliation of Net Cash Provided by Operating Activities to Adjusted Cash Flow from Operations
The Company defines “Adjusted Cash Flow from Operations” or “ACFFO” as Net Cash Provided by Operating Activities, per the Condensed Statements of Cash Flows, less the changes in operating assets and liabilities, including accounts receivable, inventory, prepaid expenses and other assets, accounts payable, and settlement of asset retirement obligation, which are subject to variation due to the nature of the Company’s operations. Accordingly, the Company believes this non-GAAP measure is useful to investors because it is used often in its industry and allows investors to compare this metric to other companies in its peer group as well as the E&P sector.

	(Unaudited for All Periods)
	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2023	2023	2022	2023	2022

Net Cash Provided by Operating Activities	$55,390,975	$43,366,181	$68,172,808	$142,437,252	$133,335,223

Changes in operating assets and liabilities	(6,843,290)	589,695	(19,314,426)	(574,197)	(7,834,284)

Adjusted Cash Flow from Operations	$48,547,685	$43,955,876	$48,858,382	$141,863,055	$125,500,939

Reconciliation of General and Administrative Expense (G&A) to G&A Excluding Share-Based Compensation and Transaction Costs

The following table presents a reconciliation of General and Administrative Expense (G&A), a GAAP measure, to G&A excluding share-based compensation, and G&A excluding share-based compensation and transaction costs.

	(Unaudited for All Periods)
	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2023	2023	2022	2023	2022

General and administrative expense (G&A)	$7,083,574	$6,810,243	$7,393,848	$21,023,956	$18,748,427
Shared-based compensation	2,170,735	2,260,312	1,543,033	6,374,743	4,964,188
G&A excluding share-based compensation	4,912,839	4,549,931	5,850,815	14,649,213	13,784,239
Transaction costs - executed A&D	(157,641)	220,191	1,142,963	62,550	1,142,963
G&A excluding share-based compensation and transaction costs	$5,070,480	$4,329,740	$4,707,852	$14,586,663	$12,641,276

Calculation of Leverage Ratio
“Leverage” or the “Leverage Ratio” is calculated under our existing senior revolving credit facility and means as of any date, the ratio of (i) our consolidated total debt as of such date to (ii) our Consolidated EBITDAX for the four consecutive fiscal quarters ending on or immediately prior to such date for which financial statements are required to have been delivered under our existing senior revolving credit facility; provided that for the purposes of the definition of ‘Leverage Ratio’, (a) for the fiscal quarter ended September 30, 2022, Consolidated EBITDAX is calculated by multiplying Consolidated EBITDAX for such fiscal quarter by four, (b) for the fiscal quarter ended December 31, 2022, Consolidated EBITDAX is calculated by multiplying Consolidated EBITDAX for the two fiscal quarter period ended on December 31, 2022 by two, (c) for the fiscal quarter ended March 31, 2023, Consolidated EBITDAX is calculated by multiplying Consolidated EBITDAX for the three fiscal quarter period ended on March 31, 2023 by four-thirds, and (d) for each fiscal quarter thereafter, Consolidated EBITDAX will be calculated by adding Consolidated EBITDAX for the four consecutive fiscal quarters ending on such date.

The Company defines “Consolidated EBITDAX” in accordance with our existing senior revolving credit facility and it means for any period an amount equal to the sum of (i) consolidated net income (loss) for such period plus (ii) to the extent deducted in determining consolidated net income for such period, and without duplication, (A) consolidated interest expense, (B) income tax expense determined on a consolidated basis in accordance with GAAP, (C) depreciation, depletion and amortization determined on a consolidated basis in accordance with GAAP, (D) exploration expenses determined on a consolidated basis in accordance with GAAP, and (E) all other non-cash charges acceptable to our senior revolving credit facility administrative agent determined on a consolidated basis in accordance with GAAP, in each case for such period minus (iii) all noncash income added to consolidated net income (loss) for such period; provided that, for purposes of calculating compliance with the financial covenants set forth in our senior revolving credit facility, to the extent that during such period we shall have consummated an acquisition permitted by the senior revolving credit facility or any sale, transfer or other disposition of any person, business, property or assets permitted by the senior revolving credit facility, Consolidated EBITDAX will be calculated on a pro forma basis with respect to such person, business, property or assets so acquired or disposed of.

Also set forth in our existing senior revolving credit facility is the maximum permitted Leverage Ratio of 3.00. The following table shows the leverage ratio calculation for the Company’s most recent fiscal quarter.

	(Unaudited)
	Three Months Ended
	December 31,	March 31,	June 30,	September 30,	Last Four Quarters
	2022	2023	2023	2023
Consolidated EBITDAX Calculation:
Net Income (Loss)	$14,492,669	$32,715,779	$28,791,605	$(7,539,222)	$68,460,831
Plus: Interest expense	9,468,688	10,390,279	10,471,062	11,301,328	41,631,357
Plus: Income tax provision (benefit)	2,541,980	2,029,943	(6,356,295)	(3,411,336)	(5,195,708)
Plus: Depreciation, depletion and amortization	20,885,774	21,271,671	20,792,932	21,989,034	84,939,411
Plus: non-cash charges acceptable to Administrative Agent	7,962,406	(7,823,887)	(470,875)	36,396,867	36,064,511
Consolidated EBITDAX	$55,351,517	$58,583,785	$53,228,429	$58,736,671	$225,900,402
Plus: Pro Forma Acquired Consolidated EBITDAX	$8,086,135	$15,385,792	$9,542,529	$4,810,123	$37,824,579
Less: Pro Forma Divested Consolidated EBITDAX	(974,021)	(1,166,607)	(223,947)	(341,098)	$(2,705,673)
Pro Forma Consolidated EBITDAX	$62,463,631	$72,802,970	$62,547,011	$63,205,696	$261,019,308

Non-cash charges acceptable to Administrative Agent
Asset retirement obligation accretion	$365,747	$365,847	$353,878	$354,175
Unrealized loss (gain) on derivative assets	5,398,615	(10,133,430)	(3,085,065)	33,871,957
Share-based compensation	2,198,044	1,943,696	2,260,312	2,170,735
Total non-cash charges acceptable to Administrative Agent	$7,962,406	$(7,823,887)	$(470,875)	$36,396,867

	As of
	September 30,	Corresponding
	2023	Leverage Ratio
Leverage Ratio Covenant:
Revolving line of credit	$428,000,000	1.64
Estimated Founders deferred payment (1)	11,906,300	0.05
Consolidated Total Debt	$439,906,300	1.69
Pro Forma Consolidated EBITDAX	261,019,308
Leverage Ratio	1.69
Maximum Allowed	≤ 3.00x

(1) Estimated post close adjustment subject to review.